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                                                                    EXHIBIT 1(a)

                    [LETTERHEAD OF GOLD KIST APPEARS HERE]


                                                                 August 15, 1996
Agvestments, Inc.
244 Perimeter Center Parkway, N.E.
P.O. Box 2210
Atlanta, Georgia 30301

SUBJECT:  Written Notice of Designated Securities
          ---------------------------------------

Gentlemen:

Pursuant to Section 1 of a certain Amended Agreement made and entered into on the 7th day of March, 1977, between Gold Kist Inc. and Agvestments, Inc., ("Agreement"), as amended, this letter is to serve as written designation of certain classes of securities which Agvestments, Inc. is hereby authorized to offer in accordance with the terms of the Agreement. Upon Gold Kist's receipt of an effective Registration Statement under the Securities Act of 1933, as amended and subject to the terms thereof and the terms of the Agreement, Agvestments, Inc. is authorized to offer to the public the Securities described in the attached and incorporated Exhibit A (said securities hereafter referred to as "Designated Securities").

Upon notification of the effective date of the Registration Statement registering the Designated Securities, Gold Kist will notify Agvestments of its authority to proceed under this written designation.

                                       Sincerely,


                                       By: /s/ Peter J. Gibbons
                                           ------------------------------------
                                           Vice President, Finance


PJG:sr
Attachment
[1017/S-1]

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                                   EXHIBIT A
                                   ---------


                                                        Dated:  August 15, 1996


Below are listed the class of securities noted as Designated Securities on the attached Written Notice or Designated Securities.

                              Subordinated Capital Certificates of Interest
                                        15 year maturity, (Series D)
                                        10 year maturity, (Series D)
                                        7 year maturity, (Series A)
                                        5 year maturity, (Series C)
                                        3 year maturity, (Series A)
                                        2 year maturity, (Series A)

                              Subordinated Loan Certificates
                                        1 year maturity, (Series C)

                              Subordinated Large Denomination Loan Certificates
                                        1 year maturity, (Series A)
                                        6 months maturity, (Series A)

all as described in the Offering Prospectus.